Exhibit 4.1

VOYA FINANCIAL, INC.

VOYA HOLDINGS INC.

4.7% Fixed-to-Floating Rate Junior Subordinated Notes due 2048

SECOND SUPPLEMENTAL INDENTURE

Dated as of January 23, 2018

to the Junior Subordinated Indenture Dated as of May 16, 2013

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

TABLE OF CONTENTS

		PAGE

	ARTICLE 1
	DEFINITIONS

Section 1.01.	Certain Terms Defined in the Indenture; Additional Terms	2

	ARTICLE 2
	FORM AND TERMS OF THE NOTES

Section 2.01.	Form and Dating	7
Section 2.02.	Paying Agent; Depository	9
Section 2.03.	Registration, Transfer and Exchange	9
Section 2.04.	Restrictions on Transfer and Exchange	11
Section 2.05.	[Reserved]	13
Section 2.06.	Terms of the Notes	13
Section 2.07.	Events of Default	16
Section 2.08.	Defeasance	17
Section 2.09.	Repurchases	17

	ARTICLE 3
	COVENANTS

Section 3.01.	Dividend and Other Payment Stoppages	18

	ARTICLE 4
	REDEMPTION

Section 4.01.	Redemption	19

	ARTICLE 5
	SUPPLEMENTAL INDENTURES

Section 5.01.	Supplemental Indentures Without Consent of Holders	20
Section 5.02.	Supplemental Indentures with Consent of Holders	21
Section 5.03.	Supplemental Indenture to Add Event of Default	22

	ARTICLE 6
	MISCELLANEOUS
Section 6.01	Calculation Agent	22
Section 6.02.	Trust Indenture Act Controls	22
Section 6.03.	Governing Law	22

i

Section 6.04.	Payment of Notes	22
Section 6.05.	Multiple Counterparts	22
Section 6.06.	Severability	23
Section 6.07.	Relation to Indenture	23
Section 6.08.	Ratification	23
Section 6.09.	Effectiveness	23
Section 6.10.	Trustee Not Responsible for Recitals or Issuance of Securities	23

	ARTICLE 7
	GENERAL GUARANTEE AGREEMENT

Section 7.01.	General Guarantee Agreement Inapplicable	23

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Restricted Legend
EXHIBIT C	DTC Legend
EXHIBIT D	Regulation S Certificate
EXHIBIT E	Rule 144A Certificate

ii

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of January 23, 2018, among VOYA FINANCIAL, INC., a Delaware corporation (the “Company”), having its principal executive offices at 230 Park Avenue, New York, New York 10169, VOYA HOLDINGS INC., a Connecticut corporation, as the initial Subsidiary Guarantor hereunder, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the initial Subsidiary Guarantor and the Trustee executed and delivered a Junior Subordinated Indenture, dated as of May 16, 2013 (the “Base Indenture” and, as amended and supplemented by this Second Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Base Indenture;

WHEREAS, the issuance and sale of $350,000,000 aggregate principal amount of a new series of the Securities of the Company designated as its 4.7% Fixed-to-Floating Rate Junior Subordinated Notes due 2048 and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor, as provided herein (the “Notes”), to be fully and unconditionally guaranteed by the Subsidiary Guarantors, have been authorized by resolutions adopted by the Board of Directors of the Company and the board of directors of the initial Subsidiary Guarantor;

WHEREAS, the Company desires to issue and sell $350,000,000 aggregate principal amount of the Notes on the date hereof, to be fully and unconditionally guaranteed by the Subsidiary Guarantors in accordance with Article 12 of the Base Indenture;

WHEREAS, Sections 2.01 and 10.01 of the Base Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement the Base Indenture to provide for the issuance of and to establish the form or terms and conditions of Securities of any series as permitted by the Base Indenture;

WHEREAS, the Company desires to establish the form, terms and conditions of the Notes; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a legal, valid and binding supplement to the Base Indenture according to its terms and the terms of the Base Indenture have been done;

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, the Company, the initial Subsidiary Guarantor and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Terms Defined in the Indenture; Additional Terms.

(a) For purposes of this Second Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture, as amended hereby.

(b) The following capitalized terms used herein shall be defined accordingly:

“Additional Interest” means additional interest owed to the Holders pursuant to a Registration Rights Agreement.

“Agent Member” means a member of, or a participant in, the Depository.

“Additional Notes” shall have the meaning set forth in Section 2.06(b).

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, (iii) a day on which the Corporate Trust Office is closed for business or (iv) on or after January 23, 2028, a day that is not a London Banking Day.

“Calculation Agent” means a firm appointed by the Company as calculation agent in respect of the Notes.

“Certificated Note” means a Note in registered individual certificated form without interest coupons.

“Change of Tax Law” shall have the meaning set forth in the definition of “Tax Event.”

“Deferral Period” means the period commencing on the first day of the first Interest Period with respect to which the Company elects to defer interest on the Notes pursuant to Section 2.06(e) and ending on the earlier of (i) the Interest Payment Date falling on or about the fifth anniversary of that day and (ii) the next Interest Payment Date on which the Company has paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) and all other accrued interest on the Notes.

“DTC Legend” means the legend set forth in Exhibit C.

“Exchange Notes” means the Notes of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes, in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to rights under the Registration Rights Agreement will be eliminated).

“Exchange Offer” means an offer by the Company to the Holders of the Initial Notes to exchange Outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Fixed-Rate Interest Payment Date” shall have the meaning specified in Section 2.06(d)(ii).

“Fixed-Rate Interest Period” means the period beginning on, and including, the date hereof and ending on, but excluding, the first Fixed-Rate Interest Payment Date thereafter and each successive period beginning on, and including, a Fixed-Rate Interest Payment Date and ending on, but excluding, the next Fixed-Rate Interest Payment Date.

“Floating-Rate Interest Payment Date” shall have the meaning specified in Section 2.06(d)(ii).

“Floating-Rate Interest Period” means the period beginning on, and including, January 23, 2028 and ending on, but excluding, the next Floating-Rate Interest Payment Date and each successive period beginning on, and including, a Floating-Rate Interest Payment Date and ending on, but excluding, the next Floating-Rate Interest Payment Date.

“Global Note” means a Note in registered global form without interest coupons.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a Purchase Agreement dated January 18, 2018 with the Company and the initial Subsidiary Guarantor relating to the sale of the Notes by the Company.

“Interest Payment Date” means a Fixed-Rate Interest Payment Date or a Floating-Rate Interest Payment Date, as the case may be.

“Interest Period” means a Fixed-Rate Interest Period or a Floating-Rate Interest Period, as the case may be.

“Issue Date” means the date on which the Notes are originally issued under the Indenture

“LIBOR Determination Date” means the second scheduled London Banking Day immediately preceding the first day of the relevant Floating-Rate Interest Period.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and in deposits in U.S. dollars) in London, England.

“Offering Memorandum” means the offering memorandum dated January 18, 2018, relating to the offering and sale of the Notes.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Rating Agency” shall have the meaning set forth in the definition of “Rating Agency Event.”

“Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for the Company (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Notes, which amendment, clarification or change results in:

(i) the shortening of the length of time the Notes are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the date hereof, or

(ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the date hereof.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of January 23, 2018 between the Company, the initial Subsidiary Guarantor and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company, any Subsidiary Guarantor and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Regulatory Capital Event” means that the Company becomes subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to the Company as a result of being so subject set forth criteria pursuant to which the full principal amount of the Notes would not qualify as capital under such capital adequacy guidelines, as the Company may determine from time to time, in its sole discretion.

“Restricted Legend” means the legend set forth in Exhibit B.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated by the Company as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Section 163(j)” means Section 163(j) of the Internal Revenue Code of 1986, as amended.

“Stated Maturity” shall have the meaning specified in Section 2.06(c).

“Tax Event” means the receipt by the Company of an opinion of independent counsel experienced in such matters to the effect that, as a result of any:

(i) amendment to, clarification of or change (including any officially announced prospective change) in the laws or treaties of the United States or any political subdivision or taxing authority of or in the United States, or any regulations under those laws or treaties, that is enacted or effective on or after the date hereof;

(ii) administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or other similar announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation, that is taken on or after the date hereof;

(iii) amendment to, clarification of or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known, that is enacted or effective on or after the date hereof; or

(iv) threatened challenge asserted in writing in connection with an audit of the Company, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which challenge is asserted against the Company or becomes publicly known on or after the date hereof, (each of the events in clauses (i) through (iv) above, a “Change of Tax Law”) there is more than an insubstantial risk that interest payable by the Company on the Notes is not, or within 90 days of the date of such opinion will not be, deductible, in whole or in part, by the Company for U.S. federal income tax purposes; provided that a Change of Tax Law under Section 163(j) (including any amendment to Section 163(j), and any amendment to or the issuance of regulations or another official administrative pronouncement under Section 163(j)), shall not give rise to a “Tax Event” unless, in the opinion of independent counsel experienced in such matters, the Change of Tax Law under Section 163(j) limits, defers or prohibits the deduction of interest on the Notes in a manner or to an extent different from interest on senior debt obligations of the Company by reason of the specific characteristics of the Notes.

“Three-Month LIBOR” means, with respect to any Floating-Rate Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Floating-Rate Interest Period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR Determination Date for that Floating-Rate Interest Period; provided that:

(i) If such rate does not appear on Reuters Page LIBOR01, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Floating-Rate Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., London time, on the LIBOR Determination Date for that Floating-Rate Interest Period. The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Floating-Rate Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations.

(ii) If fewer than two quotations are provided as described in clause (i) above, Three-Month LIBOR with respect to that Floating-Rate Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., New York City time, on the first day of that Floating-Rate Interest Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Floating-Rate Interest Period and in a principal amount of not less than $1,000,000.

(iii) If fewer than three banks selected by the Calculation Agent to provide quotations provide quotes as described in clause (ii) above, Three-Month LIBOR for that Floating-Rate interest period will be determined by the Calculation Agent in its sole discretion, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such sources as it deems reasonable from which to estimate Three-Month LIBOR or any of the foregoing lending rates.

Notwithstanding the foregoing clauses (i), (ii) and (iii):

(A) if the Calculation Agent determines on the relevant LIBOR Determination Date that the LIBOR base rate has been discontinued, then the Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the LIBOR base rate, provided that if the Calculation Agent determines there is an industry-accepted successor base rate, then the Calculation Agent shall use such successor base rate; and

(B) if the Calculation Agent has determined a substitute or successor base rate in accordance with foregoing, the Calculation Agent in its sole discretion may determine what business day convention to use, the definition of Business Day, the LIBOR Determination Date and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

(c) As used in the Indenture, for purposes of the Notes, the term “interest” shall be deemed to include (i) any “Additional Interest” payable as a consequence of a “Registration Default,” in each case as defined in, and in accordance with, a Registration Rights Agreement and (ii) interest on interest payments deferred pursuant to Section 2.06(e).

ARTICLE 2

FORM AND TERMS OF THE NOTES

Section 2.01. Form and Dating. (a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by any Officer and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these Officers on the Notes may be manual or facsimile. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000, in excess thereof.

The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture and the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b) (i) Except as otherwise provided in paragraph (c), Section 2.04(b)(iii), Section 2.04(b)(v), or Section 2.04(c) or Section 2.03(a)(iii), each Initial Note or Additional Note (other than an Offshore Global Note) will bear the Restricted Legend.

(ii) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(iii) Initial Notes and Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(c) (i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without compliance with any limits thereunder and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee in an Officers’ Certificate to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(ii) After an Initial Note or any Initial Additional Note is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to a Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Company shall instruct the Trustee in an Officers’ Certificate to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Second Supplemental Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Second Supplemental Indenture and such legend.

Section 2.02. Paying Agent; Depository. (a) The Company appoints the Trustee as the initial Paying Agent of the Company for the payment of the principal of (and premium, if any) and interest on the Notes, and the office of the Trustee located in the City of New York, be and hereby is, designated as the office or agency where the Notes may be presented for payment and where notices to or demands upon the Company in respect of the Notes and the Indenture pursuant to which the Notes are to be issued may be served. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which the paying agent acts.

(b) The Depository shall initially be DTC and any and all successors thereto appointed as Depository by the Company.

Section 2.03. Registration, Transfer and Exchange. (a) Each Global Note will be registered in the name of the Depository or its nominee and, so long as DTC is serving as the Depository thereof, will bear the DTC Legend.

(i) Each Global Note will be delivered to the Trustee as custodian for the Depository. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depository, its successors or their respective nominees, except (y) as set forth in (iii) of this Section 2.03(a) and (z) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depository in accordance with customary procedures of the Depository and in compliance with this Section 2.03 and Section 2.04.

(ii) Agent Members will have no rights under this Second Supplemental Indenture with respect to any Global Note held on their behalf by the Depository, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depository or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Second Supplemental Indenture or the Notes, and nothing herein will impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(iii) If (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for a Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a written request from the Depository, the

Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depository, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend.

(b) Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(c) (i) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (y) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (z) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(ii) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (y) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(iii) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(iv) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.04. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.04 and Section 2.03 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depository. The Security Registrar shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c) of this Section 2.04, the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(i)
U.S. Global Note	Offshore Global Note	(ii)
U.S. Global Note	Certificated Note	(iii)
Offshore Global Note	U.S. Global Note	(iv)
Offshore Global Note	Offshore Global Note	(i)
Offshore Global Note	Certificated Note	(v)
Certificated Note	U.S. Global Note	(iv)
Certificated Note	Offshore Global Note	(ii)
Certificated Note	Certificated Note	(iii)

(i) No certification is required.

(ii) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Security Registrar a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(iii) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (y) a duly completed Rule 144A Certificate or (z) a duly completed Regulation S Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (y) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Security Registrar or (z) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(iv) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Security Registrar a duly completed Rule 144A Certificate.

(v) If the requested transfer will take place during the Restricted Period, the Person requesting the transfer must deliver or cause to be delivered to the Security Registrar a duly completed Rule 144A Certificate or and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer will take place after the Restricted Period, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein):

(i) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (i) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(ii) (y) sold pursuant to an effective registration statement, pursuant to a Registration Rights Agreement or otherwise or (z) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

(e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Second Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Second Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.05. [Reserved]

Section 2.06. Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) Title. The Notes shall constitute a series of Securities having the title “4.7% Fixed-to-Floating Rate Junior Subordinated Notes due 2048.”

(b) Principal Amount. The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture shall be $350,000,000. The Company may from time to time, without the consent of the Holders of Notes, increase the principal amount of the Notes by issuing additional Notes (in any such case “Additional Notes”) on the same terms and conditions as the Notes in all respects, including any Exchange Notes issued in exchange for such Additional Notes, except for any difference in the issue date, public offering price, interest accrued prior to the issue date of the Additional Notes and the first Interest Payment Date; provided that, unless any such Additional Notes are issued in a “qualified reopening,” are treated as part of the same issue as the Notes initially issued hereunder for U.S. federal income tax purposes, or are issued with less than a de minimis amount of original issue discount, such Additional Notes shall have a separate CUSIP number. Any Additional Notes and the existing Notes will rank equally and ratably in right of payment and constitute a single series for all purposes under the Indenture and all references to the relevant Notes shall include the Additional Notes unless the context otherwise requires.

(c) Stated Maturity. The Notes will mature on January 23, 2048 (the “Stated Maturity”).

(d) Interest Rate; Interest Payment Dates.

(i) Rate of Interest; Accrual. The Notes shall bear interest on their principal amount: (x) from, and including, January 23, 2018, to, but excluding, January 23, 2028, or any earlier Redemption Date, at the rate of 4.7% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, and (ii) from, and including, January 23, 2028, to, but excluding, the Stated Maturity, or any earlier Redemption Date, at an annual rate equal to Three-Month LIBOR plus 2.084%, computed on the basis of a 360-day year and the actual number of days elapsed. Defaulted Interest and interest deferred pursuant to Section 2.06(e) will bear interest, to the extent permitted by law, at the interest rate in effect from time to time provided in this Section 2.06(d)(i), from, and including, the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date.

(ii) Interest Payment Dates. Subject to Section 2.06(e), accrued interest on the Notes shall be payable (x) semi-annually in arrears on January 23 and July 23 of each year, beginning on July 23, 2018 and ending on January 23, 2028 (each such date, a “Fixed-Rate Interest Payment Date”), or if any such day is not a Business Day, the next Business Day (but no interest will accrue as a result of that postponement), to the Holders of the Notes at the close of business on the immediately preceding January 9 or July 9 (whether or not a Business Day), as the case may be, and (ii) quarterly in arrears on January 23, April 23, July 23 and October 23 of each year, beginning on April 23, 2028, or if any such day is not a Business Day, the next Business Day, or if the next Business Day is in the immediately succeeding calendar month, the immediately preceding Business Day (each such date, a “Floating-Rate Interest Payment Date”), to the Holders of the Notes at the close of business on the immediately preceding January 9, April 9, July 9 and October 9 (whether or not a Business Day), as the case may be.

(iii) Determinations by Calculation Agent. Promptly upon a determination of the interest rate of the Notes in accordance with the terms hereof, the Calculation Agent will notify the Company and the Trustee (if the Calculation Agent is not the Trustee) of the interest rate for the new Floating-Rate Interest Period. Upon request of a Holder, the Calculation Agent will provide to such Holder the interest rate in effect for the relevant Floating-Rate Interest Period on the date of such request and, if determined, the interest rate for the next Floating-Rate Interest Period. All calculations made by the Calculation Agent for the purposes of calculating interest on the Notes during any Floating-Rate Interest Period shall be conclusive and binding on the Holders, the Trustee and the Company, absent manifest errors.

(e) Deferral.

(i) Option to Defer Interest Payments.

(A) So long as no Event of Default with respect to the Notes has occurred or is continuing, the Company shall have the right, at any time and from time to time, to defer the payment of interest on the Notes for one or more consecutive Interest Periods for up to five years for any single Deferral Period, provided that no Deferral Period shall extend beyond the Stated Maturity, any earlier accelerated maturity date arising from an Event of Default or any earlier Redemption Date of the Notes. If the Company has paid all deferred interest (including compounded interest thereon) on the Notes, the Company shall have the right to elect to begin a new Deferral Period pursuant to this Section 2.06(e)(i).

(B) At the end of any Deferral Period, the Company shall pay all deferred interest (including compounded interest thereon) on the Notes to the Holders of the Notes registered in the Security Register at the close of business on the Regular Record Date with respect to the Interest Payment Date at the end of such Deferral Period.

(ii) Notice of Deferral. The Company shall give written notice of its election to commence or continue any Deferral Period to the Trustee and the Holders of the Notes at least two Business Day and not more than 60 Business Days before the next Interest Payment Date.

(f) Sinking Fund. The Notes shall not be subject to Article 4 of the Base Indenture.

(g) Subordination. The subordination provisions of Article 13 and Article 14 of the Base Indenture shall apply to the Notes and the Subsidiary Guarantee, respectively, except that solely for purposes of the Notes and the Subsidiary Guarantee with respect to the Notes, Section 13.03 and Section 14.03, respectively, of the Base Indenture shall be amended as follows:

(i) Clauses (a) and (b) of Section 13.03 of the Base Indenture shall be deleted and replaced with the following:

“(1) In the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any Company Senior Indebtedness beyond any applicable grace period with respect thereto, (2) in the event that any event of default with respect to any Company Senior Indebtedness shall have occurred and be continuing, permitting the direct holders of that Company Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity of that Company Senior Indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either subclause (1) or (2) of this clause (a), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (3) in the event that any judicial proceeding shall be pending with respect to a payment default or event of default described in subclause (1) or (2) of this clause (a), no payment or distribution of any kind or character, whether in cash, securities or other property, shall be made by the Company on account of the principal of or interest on the Securities unless and until all amounts then due and payable in respect of such Company Senior Indebtedness, including any interest accrued after such event occurs, shall have been paid in full.”;

(ii) Clause “(c)” of Section 13.03 of the Base Indenture shall be renumbered clause “(b)” and clause “(d)” of Section 13.03 of the Base Indenture shall be renumbered clause “(c)”;

(iii) Clauses (a) and (b) of Section 14.03 of the Base Indenture shall be deleted and replaced with the following:

“(1) In the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any Subsidiary Guarantor Senior Indebtedness beyond any applicable grace period with respect thereto, (2) in the event that any event of default with respect to any Subsidiary Guarantor

Senior Indebtedness shall have occurred and be continuing, permitting the direct holders of that Subsidiary Guarantor Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity of that Subsidiary Guarantor Senior Indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either subclause (1) or (2) of this clause (a), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (3) in the event that any judicial proceeding shall be pending with respect to a payment default or event of default described in subclause (1) or (2) of this clause (a), no payment or distribution of any kind or character, whether in cash, securities or other property, shall be made by the Subsidiary Guarantor on account of the Subsidiary Guarantee unless and until all amounts then due and payable in respect of such Subsidiary Guarantor Senior Indebtedness, including any interest accrued after such event occurs, shall have been paid in full.”; and

(iv) Clause “(c)” of Section 14.03 of the Base Indenture shall be renumbered clause “(b)” and clause “(d)” of Section 14.03 of the Base Indenture shall be renumbered clause “(c)”.

(h) Subsidiary Guarantee. The subsidiary guarantee provisions of Article 12 of the Base Indenture shall apply to the Notes.

(i) Currency. The currency of denomination of the Notes is United States Dollars. Payment of principal of and interest and premium, if any, on the Notes will be made in United States Dollars.

Section 2.07. Events of Default.

(a) Clauses (a) through (d) of Section 7.01 of the Base Indenture shall not apply to the Notes. Clauses (e) and (f) of Section 7.01 of the Base Indenture shall apply to the Notes, except that solely for purposes of the Notes, each such clause shall be amended by deleting each reference to “Subsidiary Guarantor” therein.

(b) Notwithstanding Section 7.02 of the Base Indenture, if an Event of Default specified in clause (e) or (f) of Section 7.01 of the Base Indenture, as amended by this Second Supplemental Indenture, occurs, the principal amount of all the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable; provided that in any such case the payment of principal of the Notes shall remain subordinated to the extent provided in Article 13 of the Base Indenture.

(c) The Trustee shall provide to the Holders of the Notes notice of any Event of Default or default with respect to the Notes within 90 days after the actual knowledge of a Responsible Officer of the Trustee of such Event of Default or default. However, except in the case of a default in payment on the Notes, the Trustee will be protected in withholding the notice if one of its Responsible Officers determines that withholding of the notice is in the interest of Holders.

(d) The Trustee shall have no right or obligation under the Indenture or otherwise to exercise any remedies on behalf of any Holders of the Notes in connection with any default, unless such remedies are available under the Indenture and the Trustee is directed to exercise such remedies pursuant to and subject to the conditions of Section 7.12 of the Base Indenture, provided, however, that this provision shall not affect the rights of the Trustee with respect to any Events of Default as set forth in Section 2.07(b) that may occur with respect to the Notes. In connection with any such exercise of remedies the Trustee shall be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such default were an Event of Default.

(e) For purposes of this Section 2.07, the term “default” means any of the following events:

(i) default in the payment of interest, including compounded interest, in full on any Notes for a period of 30 days after the conclusion of a five-year period following the commencement of any Deferral Period if such Deferral Period has not ended prior to the conclusion of such five-year period;

(ii) default in the payment of principal of or premium (if any) on the Notes when due;

(iii) default in the observance or performance of any covenant or agreement contained in the Indenture or the Notes; or

(iv) default in the payment of interest for a period of 30 days after any Interest Payment Date if the Company shall not have given written notice of its election to commence or continue a Deferral Period pursuant to Section 2.06(e)(ii).

Section 2.08. Defeasance. The provisions of Section 11.03 of the Base Indenture (relating to discharge of the Base Indenture and this Second Supplemental Indenture) shall apply to the Notes.

Section 2.09. Repurchases. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.09 of the Base Indenture.

ARTICLE 3

COVENANTS

Section 3.01. Dividend and Other Payment Stoppages. (a) So long as any Notes remain Outstanding, if (a) the Company has given notice of its election to defer interest payments on the Notes but the related Deferral Period has not yet commenced, or (b) a Deferral Period is continuing, then, in either case, the Company shall not, and shall not permit any Subsidiary of the Company to:

(i) declare or pay any dividends or other distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of Capital Stock of the Company;

(ii) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of the Company’s debt securities that rank upon the Company’s liquidation on a parity with or junior to the Notes; or

(iii) make any guarantee payments regarding any guarantee issued by the Company of securities of any Subsidiary of the Company if the guarantee ranks upon the Company’s liquidation on a parity with or junior to the Notes;

provided, however, the restrictions in clauses (i), (ii) and (iii) above shall not apply to:

(A) any purchase, redemption or other acquisition of shares of the Company’s Capital Stock in connection with:

(1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of its employees, officers, directors, consultants or independent contractors; or

(2) the satisfaction of the Company’s obligations pursuant to any contract outstanding at the beginning of the applicable Deferral Period requiring such purchase redemption or other acquisition;

(B) any exchange, redemption or conversion of any class or series of the Company’s Capital Stock, or the Capital Stock of one of its Subsidiaries, for any other class or series of the Company’s Capital Stock, or of any class or series of the Company’s indebtedness for any class or series of the Company’s Capital Stock;

(C) any purchase of fractional interests in shares of the Company’s Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the securities being converted or exchanged;

(D) any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto; or

(E) any dividend in the form of stock, warrants, options or other rights where the dividend stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on parity with or junior to such stock; or

(F) any payment of current or deferred interest on Pari Passu Securities of the Company so long as the amounts paid, the amounts set aside at such time for payment of such Pari Passu Securities of the Company on the immediately following regularly scheduled interest payment dates therefor and the amounts paid or set aside at such time for payment on the Notes on the immediately following Interest Payment Date for the Notes, are in the same proportion to the full payment to which each series of such Pari Passu Securities of the Company and the Notes is then, or on such immediately following regularly scheduled interest payment dates will be, entitled to be paid in full.

(b) For the avoidance of doubt, notwithstanding anything herein to the contrary, no terms of the Notes will restrict in any manner the ability of any of the Subsidiaries of the Company to pay dividends or make any distributions to the Company or to any other Subsidiaries of the Company.

ARTICLE 4

REDEMPTION

Section 4.01. Redemption. (a) The provisions of Article 3 of the Base Indenture shall apply to the Notes, as modified by this Section 4.01.

(b) The Notes shall be redeemable

(i) in whole at any time or in part from time to time, on or after January 23, 2028, at 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest (including compounded interest) to, but excluding, the Redemption Date; provided that no partial redemption shall be effected unless (A) at least $25 million aggregate principal amount of the Notes, excluding any Notes held by the Company or any of its Affiliates, shall remain Outstanding after giving effect to such redemption and (B) all accrued and unpaid interest, including deferred interest, shall have been paid in full on all Outstanding Notes for all Interest Periods terminating on or before the Redemption Date;

(ii) in whole, but not in part, at any time prior to January 23, 2028, within 90 days after the occurrence of a Rating Agency Event at 102% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest (including compounded interest) to, but excluding, the Redemption Date; or

(iii) in whole, but not in part, at any time prior to January 23, 2028, within 90 days after the occurrence of a Tax Event or a Regulatory Capital Event at 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest (including compounded interest) to, but excluding, the Redemption Date.

(c) Notwithstanding Article 3 of the Base Indenture, the notice of redemption with respect to any redemption pursuant to Section 3.04 thereof need not set forth the Redemption Price but only the manner of calculation thereof as described above.

(d) Notwithstanding Article 3 of the Base Indenture, notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address.

(e) Unless the Company defaults in payment of the Redemption Price, including any accrued interest and any compounded interest, interest on the Notes or portions thereof called for redemption will cease to accrue on the Redemption Date. On or before the Redemption Date for the Notes, the Company will deposit with a Paying Agent, or the Trustee, funds sufficient to pay the Redemption Price of and accrued and unpaid interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions of the Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Notes and portions of Notes in amounts of $2,000 and integral multiples of $1,000 in excess thereof, provided that the unredeemed portion of any Note to be redeemed in part will not be less than $2,000, and shall thereafter promptly notify the Company in writing of the numbers of Notes to be redeemed, in whole or in part.

ARTICLE 5

SUPPLEMENTAL INDENTURES

Section 5.01. Supplemental Indentures Without Consent of Holders. Solely for purposes of the Notes, Section 10.01 of the Base Indenture shall be deleted and replaced with the following:

“Section 10.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may supplement or amend the Indenture for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

(b) to add to or modify the covenants of the Company for the benefit of the Holders of Notes or to surrender any right or power herein conferred upon the Company (including surrendering of the Company’s right to redeem the Notes upon the occurrence of a Rating Agency Event); provided that no such amendment or modification may add Events of Default or acceleration events with respect to the Notes; or

(c) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

(d) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Notes in any material respect;

(e) to add a Subsidiary Guarantor or remove a Subsidiary Guarantor if permitted under the terms of the Indenture; or

(f) to make any changes to the Indenture in order for the Indenture to conform to the “Description of the Junior Subordinated Notes” section of the Offering Memorandum.”

Section 5.02. Supplemental Indentures with Consent of Holders. Solely for purposes of the Notes, clauses (i) through (ix) of Section 10.02(a) of the Base Indenture shall be deleted and replaced with the following clauses (i) through (viii):

“(i) change the Stated Maturity of any payment of principal of or interest (including any compounded interest) on the Notes;

(ii) change the manner of calculating payments due on the Notes in a manner adverse to Holders;

(iii) reduce the requirements contained herein for quorum or voting;

(iv) change the place of payment for any payment on the Notes that is adverse to the Holders or change the currency in which any payment on the Notes is payable;

(v) impair the right of any Holder to institute suit for the enforcement of any payment on the Notes;

(vi) reduce the percentage in principal amount of Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with the provisions hereof or defaults hereunder and their consequences;

(vii) reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of the Notes;

(viii) modify any guarantee in a manner that would adversely affect the Holders of the Notes; or

(ix) modify any of the provisions of this Section.”

Section 5.03. Supplemental Indenture to Add Event of Default. The Company shall not enter into any supplemental indenture with the Trustee to add any additional Event of Default with respect to the Notes without the consent of the Holders of at least a majority in aggregate principal amount of Outstanding Notes.

ARTICLE 6

MISCELLANEOUS

Section 6.01 Calculation Agent. The Company shall initially appoint a Calculation Agent prior to the commencement of the first Floating-Rate Interest Period. The Company shall keep a record of the appointment of the Calculation Agent at its principal offices, which will be available to any Holder upon request.

Section 6.02. Trust Indenture Act Controls. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Second Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 6.03. Governing Law. This Second Supplemental Indenture and the Notes, and any claim, controversy or dispute arising under or related to this Second Supplemental Indenture or the Notes, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

Section 6.04. Payment of Notes. Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments of principal at the Corporate Trust Office and payments of interest (i) to a Holder having an aggregate principal amount of Notes of $1,000,000 or less, by check mailed to such Holder of Notes and (ii) to a Holder having an aggregate principal amount of Notes of more than $1,000,000, either by check mailed to such Holder or, upon application by such Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until such Holder notifies, in writing, the Security Registrar to the contrary. The Company may also arrange for additional payment offices, and may cancel or change these offices, including the use of the Corporate Trust Office. The Company may also choose to act as its own paying agent. The Company must notify Holders of changes in the paying agents for the Notes.

Section 6.05. Multiple Counterparts. The parties may sign multiple counterparts of this Second Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same Second Supplemental Indenture.

Section 6.06. Severability. Each provision of this Second Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Second Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 6.07. Relation to Indenture. This Second Supplemental Indenture constitutes a part of the Base Indenture, the provisions of which (as modified by this Second Supplemental Indenture) shall apply to the series of Securities established by this Second Supplemental Indenture but shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.

Section 6.08. Ratification. The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Second Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented and amended by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented and amended by this Second Supplemental Indenture.

Section 6.09. Effectiveness. The provisions of this Second Supplemental Indenture shall become effective as of the date hereof.

Section 6.10. Trustee Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

ARTICLE 7

GENERAL GUARANTEE AGREEMENT

Section 7.01. General Guarantee Agreement Inapplicable. Without in any way limiting the obligations of the Company or any Subsidiary Guarantor hereunder, the General Guarantee Agreement dated April 17, 2012 by Voya Holdings in favor of each person to whom the Company may owe any obligations evidenced by senior unsecured debentures, notes or similar debt instruments issued by the Company shall be inapplicable to the Securities. The Trustee shall not be entitled to enforce any rights under the General Guarantee Agreement with respect to any Securities or other obligation under this Second Supplemental Indenture. The Trustee waives all rights and remedies it may have under the General Guarantee Agreement with respect to any obligation under this Second Supplemental Indenture. For the avoidance of doubt, any obligation under this Second Supplemental Indenture is not an obligation as defined in the General Guarantee Agreement. This Article 7 does not in any way limit any obligation of the Company under any Securities or any Subsidiary Guarantor under its Subsidiary Guarantee.

This instrument may be executed in any number of counterparts,

each of which so executed shall be deemed to be an original,

but all such counterparts shall together constitute one and the same instrument.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

VOYA FINANCIAL, INC.

By:	/S/ DAVID S. PENDERGRASS
Name: David S. Pendergrass
Title: Senior Vice President and Treasurer

By:	/S/ KEVIN J. REIMER
Name: Kevin J. Reimer
Title: Vice President and Assistant Treasurer

VOYA HOLDINGS INC.

By:	/S/ DAVID S. PENDERGRASS
Name: David S. Pendergrass
Title: Senior Vice President and Treasurer

By:	/S/ KEVIN J. REIMER
Name: Kevin J. Reimer
Title: Vice President and Assistant Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/S/ DAVID J. GANSS
Name: David J. Ganss
Title: Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

[Form of Note]

VOYA FINANCIAL, INC.

4.7% Fixed-to-Floating Rate Junior Subordinated Note due 2048

Fully and Unconditionally Guaranteed by Voya Holdings Inc.

Principal Amount: $_____

No.

CUSIP:	929089 AE0[1]
U9337L AA3[2]
929089 AF7[3]

ISIN:	US929089AE08[1]
USU9337LAA36[2]
US929089AF72[3]

Voya Financial, Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of $_____ on January 23, 2048 (the “Stated Maturity”) (except to the extent redeemed or repaid prior to the Stated Maturity). The Company further promises to pay interest on said principal sum from January 23, 2018 (the “Original Issue Date”) to, but excluding, January 23, 2028, at the annual rate of 4.7%, (computed on the basis of a 360-day year consisting of twelve 30-day months) semi-annually in arrears on January 23 and July 23 of each year, beginning on July 23, 2018 (each, a “Fixed-Rate Interest Payment Date”), subject to deferral as set forth herein. In the event that any Fixed-Rate Interest Payment Date falls on a day that is not a Business Day, the interest payment due on that date will be postponed to the next day that is a Business Day, and no interest will accrue as a result of that postponement. From, and including, January 23, 2028 until the principal thereof is paid or made available for payment, the Company promises to pay such interest at an annual

[1]	For Rule 144A Note(s).
[2]	For Regulation S Note(s).
[3]	For unrestricted Note(s)

rate equal to Three-Month LIBOR plus 2.084%, (computed on the basis of a 360-day year and the actual number of days elapsed) quarterly in arrears on January 23, April 23, July 23 and October 23, beginning on April 23, 2028, or if any of these days is not a Business Day, on the next Business Day, except that if such Business Day is in the next succeeding calendar month, the immediately preceding Business Day (each, a “Floating-Rate Interest Payment Date”, and each Fixed Rate Interest Payment Date and each Floating Rate Interest Payment Date being hereinafter referred to as an “Interest Payment Date”), subject to deferral as set forth herein.

Payment of Interest. The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date, will, as provided in the Indenture, be paid, in immediately available funds, to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on January 9 or July 9 (whether or not a Business Day), as the case may be, immediately preceding the relevant Fixed-Rate Interest Payment Date, or January 9, April 9, July 9 or October 9 (whether or not a Business Day), as the case may be, immediately preceding the relevant Floating-Rate Interest Payment Date (the “Regular Record Date”). Any such interest not punctually paid or duly provided for when due (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Deferral. So long as no Event of Default with respect to this Note has occurred or is continuing, the Company shall have the right at any time during the term of this Note to defer the payment of interest on this Note for one or more consecutive Interest Periods for up to five years for any single Deferral Period, at the end of which the Company shall pay all interest then accrued and unpaid; provided, however, that no Deferral Period shall extend beyond the Stated Maturity, any earlier accelerated maturity date arising from an Event of Default or any date of redemption of this Note.

Upon the termination of any Deferral Period and upon the payment of all deferred interest then due, the Company may elect to begin a new Deferral Period, subject to the above requirements. The Company shall give written notice of its election to commence or continue any Deferral Period to the Trustee and the Holders of all Notes then Outstanding at least two Business Day and not more than 60 Business Days before the next Interest Payment Date.

Dividend and Other Payment Stoppages. So long as any Notes remain Outstanding, if the Company has given notice of its election to defer interest payments on the Notes but the related Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividends or other distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company’s Capital Stock, (ii) make any payment of principal of, or interest or premium, if any, on or repay, purchase or redeem any debt securities of the Company that rank upon the Company’s liquidation on a parity with this Note or junior to this Note or (iii) make any guarantee payments regarding any guarantee issued by the Company of securities of any Subsidiary if the guarantee ranks upon the Company’s liquidation on a parity with or junior to this Note (other than (a) any purchase, redemption or other acquisition of shares of the Company’s Capital Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of its employees, officers, directors, consultants or independent contractors or (2) the satisfaction of the Company’s obligations pursuant to any contract outstanding at the beginning of the applicable Deferral Period requiring such purchase, redemption or other acquisition, (b) any exchange, redemption or conversion of any class or series of the Company’s Capital Stock, or the Capital Stock of one of its Subsidiaries, for any other class or series of its Capital Stock, or of any class or series of its indebtedness for any class or series of its Capital Stock, (c) any purchase of fractional interests in shares of the Company’s Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the securities being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto, (e) any dividend in the form of stock, warrants, options or other rights where the dividend or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on parity with or junior to such stock, or (f) any payment of current or deferred interest on Pari Passu Securities of the Company with respect to this Note so long as the amounts paid, the amounts set aside at such time for payment of such Pari Passu Securities on the immediately following regularly scheduled interest payment dates therefor and the amounts paid or set aside at such time for payment on the Notes on the immediately following Interest Payment Date for the Notes, are in the same proportion to the full payment to which each series of such Pari Passu Securities of the Company and this Notes is then, or on such immediately following regularly scheduled interest payment dates will be, entitled to be paid in full.

Place of Payment. Payment of principal of this Note will be made at the Corporate Trust Office. If this Note is a Certificated Note, payments of interest on this Note will be made if the Holder of this Note has an aggregate principal amount of Notes of (i) $1,000,000 or less, by check mailed to the Holder or (ii) more than $1,000,000, either by check mailed to the Holder or, upon application by the Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to the Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary.

General. This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under a Junior Subordinated Indenture (the “Base Indenture”), dated as of May 16, 2013, among the Company, Voya Holdings Inc., as the initial Subsidiary Guarantor, and U.S. Bank National Association (herein called the “Trustee,” which term includes any successor Trustee under the Indenture with respect to a series of which this Note is a part), as supplemented and amended by a Second Supplemental Indenture thereto, dated as of January 23, 2018 (the “Second Supplemental Indenture” and the Base Indenture, as amended and supplemented by the Second Supplemental Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors party thereto from time to time and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Securities designated as “4.7% Fixed-to-Floating Rate Junior Subordinated Notes due 2048” (collectively, the “Notes”), initially limited in aggregate principal amount to $350,000,000.

Further Issuance. The Company may from time to time, without the consent of the Holders of Notes, increase the principal amount of the Notes by issuing additional Notes (in any such case “Additional Notes”) in the future on the same terms and conditions as the Notes in all respects, including any Exchange Notes issued in exchange for such Additional Notes, except for any difference in the issue date, public offering price, interest accrued prior to the issue date of the Additional Notes and the first Interest Payment Date; provided that, unless any such Additional Notes are issued in a “qualified reopening,” are treated as part of the same issue as the Notes for U.S. federal income tax purposes, or are issued with less than a de minimis amount of original issue discount, such Additional Notes shall have a separate CUSIP number. Any Additional Notes and the existing Notes will rank equally and ratably in right of payment and constitute a single series for all purposes under the Indenture and all references to the relevant Notes shall include the Additional Notes unless the context otherwise requires.

Events of Default. As provided in and subject to the provisions of the Indenture, if an Event of Default as set forth in the Indenture occurs, the principal amount of the Notes shall automatically become due and payable; provided that in any such case the payment of principal of the Notes shall remain subordinated to the extent provided in Article 13 of the Indenture.

Sinking Fund. The Notes are not subject to any sinking fund.

Redemption and Repurchase. The Notes are subject to redemption at the election of the Company in accordance with the terms of the Indenture. In particular, this Note is redeemable: (a) in whole at any time or in part from time to time, on or after January 23, 2028, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest (including compounded interest) to, but excluding, the Redemption Date; provided that if the Notes are not redeemed in whole, at least $25 million aggregate principal amount of the Outstanding Notes remain Outstanding after giving effect to such redemption, (b) in whole, but not in part, at any time prior to January 23, 2028, within 90 days after the occurrence of a Rating Agency Event, at a redemption price equal to 102% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest (including compounded interest) to, but excluding, the Redemption Date or (c) in whole, but not in part, at any time prior to January 23, 2028, within 90 days after the occurrence of a Tax Event or a Regulatory Capital Event, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest (including compounded interest) to, but excluding, the Redemption Date.

Notwithstanding the foregoing, the Company may not redeem the Notes of in part unless all accrued and unpaid interest, including deferred interest, has been paid in full on all Outstanding Notes for all Interest Periods terminating on or before the Redemption Date.

In the event of a redemption of this Note in part only, a new Note or Notes of a like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Defeasance. The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of the Company on this Note upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes. Such amendment may be effected under the

Indenture at any time by the Company, and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Outstanding Notes, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes to waive on behalf of all of the Holders of Notes certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the currency, herein prescribed.

Subsidiary Guarantees. This Note will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

Registration Rights. The Note will be entitled to the benefits of the Registration Rights Agreement, dated January 23, 2018, between the Company, the initial Subsidiary Guarantor and the Initial Purchasers named therein, including the right to receive Additional Interest (as defined in the Registration Rights Agreement) as and when set forth therein.4

No Recourse Against Others. No director, officer, agent, employee, incorporator, stockholder, partner, member, or manager of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under any Notes, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

[4]	Include only for Initial Note or Additional Note.

Limitation on Suits. As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request, and offered indemnity satisfactory to the Trustee to institute such proceedings as Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

Authorized Denominations. The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the register of the Notes maintained by the Security Registrar upon surrender of this Note for registration of transfer, at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes (except with respect to certain payments of Defaulted Interest), whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

Governing Law. This Note, and any claim, controversy or dispute arising under this Note, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of law.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its seal to be hereunto affixed and attested.

Dated:

VOYA FINANCIAL, INC.

By:
Name:
Title:

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture, as such is supplemented by the within-mentioned Second Supplemental Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: Authorized Signatory

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL

CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to                      , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐	(1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit E to the Second Supplemental Indenture is being furnished herewith.

☐	(2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Second Supplemental Indenture is being furnished herewith.

or

☐	(3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[1]

By

To be executed by an executive officer

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[Attach to Global Note only]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

VOYA FINANCIAL, INC.

4.7% Fixed-to-Floating Rate Junior Subordinated Note due 2048

Fully and Unconditionally Guaranteed by Voya Holdings Inc.

The initial principal amount of this Global Note is $                . The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

(B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY AND VOYA HOLDINGS, INC. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO THE COMPANY OR VOYA HOLDINGS, INC.,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-2

EXHIBIT C

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

C-1

EXHIBIT D

Regulation S Certificate

                ,

Voya Financial, Inc.

230 Park Avenue

New York, New York 10169

U.S. Bank National Association

Global Corporate Trust Services

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attn: David Ganss

Voya Financial, Inc. 4.7% Fixed-to-Floating Rate

Junior Subordinated Notes due 2048 (the “Notes”)

issued under the Junior Subordinated Indenture dated

May 16, 2013 (the “Base Indenture”), as

supplemented by the Second Supplemental Indenture

dated as of January 23, 2018 (the “Second

Supplemental Indenture” and, together with the Base

Indenture, the “Indenture”), relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Second Supplemental Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Second Supplemental Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT E

Rule 144A Certificate

                ,

Voya Financial, Inc.

230 Park Avenue

New York, New York 10169

U.S. Bank National Association

Global Corporate Trust Services

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attn: David Ganss

Voya Financial, Inc. 4.7% Fixed-to-Floating Rate

Junior Subordinated Notes due 2048 (the “Notes”)

issued under the Junior Subordinated Indenture dated

May 16, 2013 (the “Base Indenture”), as

supplemented by the Second Supplemental Indenture

dated as of January 23, 2018 (the “Second

Supplemental Indenture” and, together with the Base

Indenture, the “Indenture”), relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                 , 20        , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

E-2